AMG FUNDS IV

AMENDED AND RESTATED MULTIPLE CLASS EXPENSE

ALLOCATION PLAN PURSUANT TO RULE 18f-3

As of August 16, 2021

AMG Funds IV, a Delaware statutory trust (the “Trust”), engages in business as an open-end management investment company. The Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by the Trust are referred to herein individually as a “Series” and, collectively, as the “Series”). The Trust has designated for certain Series certain separate classes of shares, as set forth on Schedule B hereto (each a “Class” and collectively, the “Classes”). The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”)), having been furnished with and having evaluated information reasonably necessary to evaluate this Amended and Restated Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (“Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each Class of each Series individually, and each Series and the Trust as a whole. Accordingly, the Trust has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto.

Section 1. Class Differences.

Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class; (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (v) the designation of each Class; and (vi) exchange privileges and conversion features as provided for in Section 4.

Section 2. Distribution and Service Arrangements.

Class N shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Class N shares shall be charged annual distribution and service fees under a Plan of Distribution Adopted Pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”). The amount of distribution and shareholder servicing fees under the Rule 12b-1 Plan (“Rule 12b-1 Plan Fees”) pertaining to the Class N shares of the applicable Series are set forth on Schedule B hereto. Class N shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Class N shares also may pay additional fees for shareholder servicing provided by financial intermediaries (“Financial Intermediary Shareholder Servicing Fees”) as set forth on Schedule B hereto, which would be in addition to any fees for shareholder servicing paid under the Rule 12b-1 Plan.

Class I shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Class I shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Class I shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Class Z shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Class Z shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI.

Section 3. Expense Allocation.

(a) Class Expenses.

Certain expenses may be attributable to a particular Class (“Class Expenses”). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to Rule 12b-1 Plan Fees and Financial Intermediary Shareholder Servicing Fees described in Section 2 above, Class Expenses may include (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; (f) transfer agency fees and expenses; and (g) other expenses, not including advisory or custodial fees or other expenses related to the management of the Series’ assets, if such expenses are actually incurred in a different amount by a specific Class of shares, or if the Class receives services of a different kind or to a different degree than other Classes.

Expenses attributable to a Series other than Class Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series. Notwithstanding the foregoing, the underwriter, investment adviser, subadviser or other provider of services to a Series may waive or reimburse the expenses of a specific Class or Classes of the Series to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board of Trustees shall monitor the use of waivers or expense reimbursements intended to differ by Class.

Section 4. Exchange Privilege and Conversion Features.

Shares of a Class may be exchanged by a shareholder for shares of another Series or for shares of certain other funds advised by AMG Funds LLC, as set forth in the Prospectus. Shares of a Class also may be exchanged for shares of a third-party money market fund, as set forth in the Prospectus.

Generally, shares will not convert automatically into shares of another Class. However, if an investor in Class I shares of a particular Series falls below the minimum initial investment required, the shares may be converted by such Series at its discretion to Class N shares of such Series. Conversely, if an investor in Class N shares meets the minimum initial investment for Class I shares, the shares may be converted to Class I shares upon the shareholder’s request.

Section 5. Additional Information.

The Prospectus and SAI contain additional information about each Class and the Series’ multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

Section 6. Term and Termination.

(a) The Series.

This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 6(b) hereof.

(b) Termination.

This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Independent Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 6(b) with respect to any other Series or Class of the Trust.

Section 7. Amendments.

Before any material amendment to this Plan affecting the Trust or any Series or Class thereof, a majority of both the Trustees of the Trust and the Independent Trustees shall find that the amendment, including the expense allocation, is in the best interests of each Class of each Series individually and each Series and the Trust as a whole.

AMG FUNDS IV

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE A

Series

AMG Beutel Goodman Core Plus Bond Fund

AMG Beutel Goodman International Equity Fund

AMG GW&K Small/Mid Cap Growth Fund

AMG Montrusco Bolton Large Cap Growth Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Focused Absolute Value Fund

AMG River Road International Value Equity Fund

AMG River Road Mid Cap Value Fund

AMG River Road Small-Mid Cap Value Fund

AMG River Road Small Cap Value Fund

AMG FUNDS IV

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE B

AMG Beutel Goodman Core Plus Bond Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	0.25%	None
Class I	None	None	None	Up to 0.05%
Class Z	None	None	None	None

AMG Beutel Goodman International Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	0.25%	Up to 0.15%
Class I	None	None	None	Up to 0.10%
Class Z	None	None	None	None

AMG GW&K Small/Mid Cap Growth Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	None
Class I	None	None	None	Up to 0.05%
Class Z	None	None	None	None

AMG Montrusco Bolton Large Cap Growth Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.15%
Class I	None	None	None	Up to 0.05%

AMG River Road Dividend All Cap Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.04%
Class I	None	None	None	Up to 0.04%
Class Z	None	None	None	None

AMG River Road Focused Absolute Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.15%
Class I	None	None	None	Up to 0.15%
Class Z	None	None	None	None

AMG River Road International Value Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.05%
Class I	None	None	None	Up to 0.05%
Class Z	None	None	None	None

AMG River Road Mid Cap Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.10%
Class I	None	None	None	Up to 0.05%
Class Z	None	None	None	None

AMG River Road Small-Mid Cap Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.15%
Class I	None	None	None	Up to 0.15%
Class Z	None	None	None	None

AMG River Road Small Cap Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	Up to 0.25%	Up to 0.15%
Class I	None	None	None	Up to 0.15%
Class Z	None	None	None	None